EXHIBIT 99.1

March 7, 2007 Base Salary Increases and Restricted Stock Unit Grants

for Named Executive Officers

Name and Title	Annual Base Salary (effective 4/1/07)	Number of Restricted Stock Units Granted(1)
Robert L. Bowen Chairman of the Board and Chief Executive Officer	$315,000	-0-
Jane A. Freeman Senior Vice President, Chief Financial Officer and Treasurer	$235,000	30,000
Glenn G. Chapin Vice President, Education Sales	$220,000	30,000
William M. Jenkins Senior Vice President, Product Development	$210,000	30,000
Linda L. Carloni Vice President, General Counsel and Secretary	$206,000	15,000

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(1)     Restricted stock units vest over four years, starting on March 10, 2007. Grants vest 25% after 1 year and 12.5% every six months thereafter during the next three years. Restricted stock units are settled in Common Stock on a 1 for 1 basis.